BA MASTER CREDIT CARD TRUST
                                SERIES 1996-A

                     Monthly Period Ending: AUGUST 31, 1996
                    (First Monthly Period 7/19/96 - 8/31/96)

                         Monthly Payment Certificate


This  document  shall be in the form of  Exhibit C to the  Supplement  and shall
                                         ---------
include the following supplemental information:

CA Investor Interest
- --------------------
      CA Investor Principal Balance                          $     40,000,000.00
                                                              ------------------
      Required Collateral Interest                           $     40,000,000.00
                                                              ------------------
      Collateral Interest                                    $     40,000,000.00
                                                              ------------------
      CA Investor Charge Offs                                $              0.00
                                                              ------------------
      Collateral Floating Allocation                                       8.00%
                                                              ------------------
      Collateral Fixed Allocation                                            N/A
                                                              ------------------

Spread Account
- --------------
      Spread Account Amount                                  $              0.00
                                                              ------------------
      Investment Earnings                                    $              0.00
                                                              ------------------
      Spread Account Cap                                     $              0.00
                                                              ------------------
      Spread Account Surplus                                 $              0.00
                                                              ------------------
      Spread Account Percentage                                            0.00%
                                                              ------------------

Available Funds
- ---------------
      Available Non-Principal Funds                          $        383,062.68
                                                              ------------------
      Available Principal Funds                              $              0.00
                                                              ------------------

Application of Available Funds(1)
- ---------------------------------
      Application of Available Non-Principal Funds:
            Interest to CA Investors [2.10(a)(i)]            $        383,062.68
                                                              ------------------
            Fees, expenses and other amounts
            [2.10(a)(ii)]                                    $              0.00
                                                              ------------------

            Deposit of Spread Account
            Deficiency to Spread Account
            [2.10(a)(iii)]                                   $              0.00
                                                              ------------------
            To Transferor                                    $              0.00
                                                              ------------------

      Application of Available Principal Funds:
            Reduce CA Investor Principal
            Balance [2.10(b)]                                $              0.00
                                                              ------------------
            Remaining Funds to Transferor                    $              0.00
                                                              ------------------

Withdrawals from Spread Account [2.11(c)]
- -------------------------------
      To CA Investors:
            Interest Deficiency                              $              0.00
                                                              ------------------
            Deficiencies in fees, expenses and
            other amounts                                    $              0.00
                                                              ------------------
            Reduction of CA Investor Principal
            Balance                                          $              0.00
                                                              ------------------

      To Transferor:
            Excess of Spread Account Amount
            over Spread Account Cap                          $              0.00
                                                              ------------------
            Investment Earnings                              $              0.00
                                                              ------------------

Excess Spread Percentage                                                  6.376%
                                                                          ------






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(1) If delivered by Agent (Section 2.10(d)), only this portion to be given.